Exhibit 99.1

IPG PHOTONICS ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS
Double-Digit Revenue Growth Driven by Strategic Initiatives Across Industrial and Advanced Solutions
Focused on Driving Margin Expansion
MARLBOROUGH, Mass. – November 3, 2026 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the third quarter ended September 30, 2026.

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share data and percentages)	2026	2025	Change	2026	2025	Change
Revenue	$287.5	$250.8	15%	$831.6	$729.3	14%
Gross margin	40.7%	39.5%		39.6%	38.7%
Operating income	$20.8	$7.9	NM	$17.6	$9.8	NM
Operating margin	7.2%	3.1%		2.1%	1.3%
Net income	$20.3	$7.5	171%	$27.1	$17.8	52%
Earnings per diluted share	$0.47	$0.18	161%	$0.63	$0.42	50%
Non-GAAP Measures*
Adjusted gross margin	41.0%	39.8%		39.9%	39.2%
Adjusted EBITDA	$51.5	$37.0	39%	$135.2	$101.2	34%
Adjusted earnings per diluted share	$0.61	$0.35	74%	$1.49	$0.96	55%

*Adjusted gross margin, adjusted EBITDA and adjusted earnings per diluted share include non-GAAP adjustments. A reconciliation from GAAP to non-GAAP metrics is provided in this earnings release.
NM - not meaningful.
Management Comments
“We delivered our fourth consecutive quarter of double-digit year-over-year revenue growth, with revenue above the midpoint of our guidance,” said Dr. Mark Gitin, Chief Executive Officer of IPG Photonics. “Our performance reflects the strength of our technology, disciplined execution, and continued progress in expanding our presence in attractive, higher-growth markets. Strong demand for our differentiated welding and additive manufacturing solutions drove growth in Industrial Solutions while disciplined execution of our key strategic initiatives across defense and semiconductor markets led to strong growth in Advanced Solutions. Additionally, I anticipate that our acquisition of Lumibird Medical, which is expected to close in the fourth quarter, will further strengthen our reach, accelerate growth across medical markets, and increase revenue in Advanced Solutions.”
Financial Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Sales by Application
Industrial Solutions	$239,548	$214,697	12%	$704,181	$607,593	16%
Advanced Solutions	47,952	36,095	33%	127,396	121,713	5%
Total	$287,500	$250,792	15%	$831,577	$729,306	14%

Exhibit 99.1
Third quarter revenue of $288 million increased 15% year over year, driven by 12% growth in Industrial Solutions and 33% growth in Advanced Solutions. Changes in foreign exchange rates increased revenue by approximately 1%. Industrial Solutions sales, accounting for 83% of total revenue, were driven by strong performance in welding and additive manufacturing applications. Advanced Solutions sales improved, driven by higher sales in semiconductor and defense applications. Emerging growth products accounted for 52% of total revenue, down from 58% in the prior quarter due to product mix. By region, sales increased 14% in Asia and 33% in North America and decreased 1% in Europe on a year-over-year basis.
GAAP gross margin of 40.7% and adjusted gross margin of 41.0% increased year over year, driven by lower product costs and $5.0 million in net tariff refunds recorded in the period, partially offset by lower fixed cost absorption. Net income was $20 million, or $0.47 per diluted share, and adjusted EBITDA was $52 million and adjusted earnings per diluted share (EPS) was $0.61 in the third quarter. During the third quarter, IPG generated $46 million in cash flow from operations and spent $17 million on capital expenditures.
Business Outlook and Financial Guidance
“Our third quarter book-to-bill was approximately one as we continued to see improved industrial demand and executed on our strategic growth initiatives, driving adoption for our differentiated laser and photonics solutions that deliver measurable value to customers. As we move forward, we remain focused on driving profitable growth through innovation, technology differentiation, and operational excellence across our portfolio,” concluded Dr. Gitin.
For the fourth quarter of 2026, IPG expects revenue of $265 million to $295 million, adjusted gross margin between 37.0% and 40.0% and adjusted operating expenses of $91 million to $94 million. IPG anticipates delivering adjusted earnings per diluted share in the range of $0.30 to $0.60 and adjusted EBITDA in the range of $33 million to $50 million. The guidance assumes no contribution from the acquisition of Lumibird Medical.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, trade policy changes and trade restrictions, product demand, order cancellations and delays, competition, tariffs and retaliatory tariffs, currency fluctuations and general economic conditions. The current uncertainty related to the trade environment and tariff policies increases the risks to the outlook that we have provided. This guidance is based upon current market conditions and expectations and is subject to the risks outlined in the Company's reports filed with the SEC and assumes exchange rates relative to the U.S. dollar of euro 0.88, Japanese yen 157 and Chinese yuan 6.74, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Financial Data Workbook and Third Quarter 2026 Earnings Call Presentation available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, November 3, 2026 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Eugene Fedotoff
Senior Director, Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com
About IPG Photonics Corporation
Innovation is at the heart of IPG Photonics. As a global leader in laser technology, we apply light to transform the world. From manufacturing to medical and beyond, our breakthrough laser solutions power our customers’ success and expand what's possible. Discover more at www.ipgphotonics.com.

Exhibit 99.1
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including those statements related to strength of our technology, disciplined execution, and continued progress in expanding our presence in attractive, higher-growth markets, the expected timing of the closing of our acquisition of Lumibird Medical and the expectation that the acquisition will increase revenue in Advanced Solutions and strengthen our reach and accelerate growth across medical markets, strategic growth initiatives, driving adoption for our differentiated laser and photonics solutions that deliver measurable value to customers, driving profitable growth through innovation, technology differentiation, and operational excellence across our portfolio, revenue, adjusted gross margin and adjusted operating expenses outlook, adjusted earnings per diluted share and adjusted EBITDA guidance, including the expected impact of tariffs, and the impact of the U.S. dollar on our guidance for the fourth quarter of 2026. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; inability to manage risks associated with international customers and operations; changes in trade controls and tariff policies; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC for the fiscal year ended December 31, 2025), IPG's Quarterly Report on Form 10-Q (filed with the SEC for the quarter ended June 30, 2026), and other reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Net sales	$287,500	$250,792	$831,577	$729,306
Cost of sales	170,446	151,787	502,500	446,916
Gross profit	117,054	99,005	329,077	282,390
Operating expenses:
Sales and marketing	23,934	23,771	72,286	73,753
Research and development	31,335	30,358	95,648	88,631
General and administrative	37,502	35,092	110,139	102,782
Settlement of litigation matters	—	—	13,334	—
Impairment charges	231	—	17,805	—
Restructuring charges	—	425	—	425
Loss on foreign exchange	3,275	1,504	2,293	7,013
Total operating expenses	96,277	91,150	311,505	272,604
Operating income	20,777	7,855	17,572	9,786
Other income, net:
Interest income, net	7,688	7,283	21,720	22,728
Other (expense) income, net	(50)	516	2,683	2,026
Total other income	7,638	7,799	24,403	24,754
Income before provision for income taxes	28,415	15,654	41,975	34,540
Provision for income taxes	8,142	8,191	14,876	16,714
Net income	$20,273	$7,463	$27,099	$17,826
Net income per common share:
Basic	$0.48	$0.18	$0.64	$0.42
Diluted	$0.47	$0.18	$0.63	$0.42
Weighted average common shares outstanding:
Basic	42,531	42,199	42,416	42,427
Diluted	42,840	42,556	42,904	42,659

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2026	2025
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$710,688	$403,790
Short-term investments	215,304	435,538
Accounts receivable, net	191,150	181,734
Inventories	337,890	313,416
Prepaid income taxes	33,145	43,196
Prepaid expenses and other current assets	54,460	45,766
Total current assets	1,542,637	1,423,440
Long-term investments	—	76,533
Deferred income taxes, net	122,235	123,889
Goodwill	70,281	71,735
Intangible assets, net	42,777	49,933
Property, plant and equipment, net	648,326	637,516
Other assets	45,787	41,234
Total assets	$2,472,043	$2,424,280
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$48,782	$39,288
Accrued expenses and other current liabilities	204,874	184,849
Income taxes payable	3,858	9,900
Total current liabilities	257,514	234,037
Other long-term liabilities and deferred income taxes	59,581	62,113
Total liabilities	317,095	296,150
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 57,380,668 and 42,508,140 shares issued and outstanding, respectively, at September 30, 2026; 56,964,939 and 42,127,067 shares issued and outstanding, respectively, at December 31, 2025.	6	6
Treasury stock, at cost, 14,872,528 and 14,837,872 shares held at September 30, 2026 and December 31, 2025, respectively.	(1,558,277)	(1,555,629)
Additional paid-in capital	1,097,673	1,077,172
Retained earnings	2,672,063	2,644,964
Accumulated other comprehensive loss	(56,517)	(38,383)
Total stockholders' equity	2,154,948	2,128,130
Total liabilities and stockholders' equity	$2,472,043	$2,424,280

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
	(In thousands)
Cash flows from operating activities:
Net income	$27,099	$17,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,377	46,799
Impairment charges	17,805	—
Provisions for inventory, warranty & bad debt	33,594	31,766
Other	25,081	21,119
Changes in assets and liabilities that provided (used) cash:
Accounts receivable and accounts payable	1,535	18,787
Inventories	(60,189)	(52,005)
Other	(13,771)	(37,757)
Net cash provided by operating activities	78,531	46,535
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(54,437)	(60,907)
Proceeds from sales of property, plant and equipment	2,204	605
Purchases of investments	(360,732)	(866,402)
Purchases of equity investment	(8,000)	—
Proceeds from maturities of investments	663,124	633,731
Deposit received from buyer for assets held for sale	2,000	—
Other	111	69
Net cash provided by (used in) investing activities	244,270	(292,904)
Cash flows from financing activities:
Payments for taxes related to net share settlement of equity awards less proceeds from issuance of common stock under employee stock option and purchase plans	(11,053)	(4,316)
Purchase of treasury stock net of excise tax, at cost	(2,648)	(46,603)
Net cash used in financing activities	(13,701)	(50,919)
Effect of changes in exchange rates on cash, cash equivalents and cash held for sale	(1,727)	23,274
Net increase (decrease) in cash, cash equivalents and cash held for sale	307,373	(274,014)
Cash and cash equivalents — Beginning of period	403,790	620,040
Cash, cash equivalents and cash held for sale — End of period	$711,163	$346,026
Supplemental disclosures of cash flow information:
Cash paid for interest	$54	$136
Cash paid for income taxes, net of refunds	$9,273	$44,258

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Use of Non-GAAP Adjusted Financial Information
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”) and are provided as supplemental information to enhance understanding of the Company’s financial performance. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company. The following information provides the definition of adjusted gross profit, adjusted gross margin, adjusted operating expense and resultant adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, adjusted net earnings per share (EPS), and adjusted tax rate as presented, which are financial measures that are not calculated or presented in accordance with GAAP, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided adjusted gross profit, adjusted gross margin, adjusted operating expense and resultant adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, adjusted EPS, and an adjusted tax rate as supplemental information and in addition to the financial measures presented by the Company that are calculated and presented in accordance with GAAP.

We define adjusted gross profit as reported gross profit, adjusted for non-recurring, infrequent, or unusual charges, including acquisition and integration charges and amortization of acquisition-related intangibles.

We define adjusted gross margin as adjusted gross profit divided by total revenue.

We define adjusted operating expense and resultant adjusted operating income as reported operating expenses and resultant operating income, adjusted for non-recurring, infrequent, or unusual charges, including impairment charges, settlement and fees of litigation matters, restructuring charges, acquisition and integration charges, amortization of acquisition-related intangibles, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.

We define EBITDA as net income plus interest expense (income), provision for income taxes, depreciation expense, and amortization expense.

We define adjusted EBITDA as EBITDA adjusted for non-recurring, infrequent, or unusual charges, and other adjustments that the Company believes appropriate, including stock-based compensation, restructuring charges, impairment charges, settlement and fees of litigation matters, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.

We define adjusted net income as reported net income, adjusted for non-recurring, infrequent, or unusual charges, and other adjustments that the Company believes appropriate, including impairment charges, settlement and fees of litigation matters, restructuring charges, amortization of acquisition-related intangibles, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture, certain discrete tax items and non-GAAP income tax reconciling adjustments.

We define adjusted EPS as adjusted net income divided by the weighted-average diluted shares outstanding.

We define adjusted tax rate as the GAAP tax rate, adjusted for discrete tax items and the net impact of non-GAAP adjustments.
Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts.

In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below. These non-GAAP measures exclude (i) amortization of acquisition-related intangibles, (ii) restructuring charges, (iii) acquisition and integration costs, (iv) impairment charges, (v) foreign

Exhibit 99.1
exchange gains/losses, (vi) interest income, (vii) benefit (provision) from income taxes, (viii) depreciation, (ix) amortization, (x) stock-based compensation, (xi) gain/loss on disposal of assets/divestiture, (xii) settlement and fees of litigation matters, (xiii) certain discrete tax items, and (xiv) non-GAAP income tax reconciling adjustments.

We have not provided a quantitative reconciliation of forward-looking Non-GAAP adjusted earnings per diluted share and adjusted EBITDA to their most directly comparable GAAP financial measures because we are unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact adjusted earnings per diluted share and adjusted EBITDA. This includes items that have not yet occurred, are out of the Company’s control, cannot be reasonably predicted and/or for which there would not be any meaningful adjustment or difference. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Our non-GAAP tax provision for the fiscal third quarter of 2026 is 23%. The difference between our GAAP income tax provision and our non-GAAP income tax provision is presented as non-GAAP income tax reconciling adjustments.

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of Gross Profit to Adjusted Gross Profit, Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except percentages)
Gross profit	$117,054	$99,005	$329,077	$282,390
Gross margin	40.7%	39.5%	39.6%	38.7%
Amortization of acquisition-related intangibles	720	851	2,360	2,928
Acquisition and integration charges	—	—	—	482
Adjusted gross profit	$117,774	$99,856	$331,437	$285,800
Adjusted gross margin	41.0%	39.8%	39.9%	39.2%

Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Operating expenses	$96,277	$91,150	$311,505	$272,604
Less:
Amortization of acquisition-related intangibles	1,231	1,551	3,701	4,570
Acquisition and integration charges	151	246	987	1,823
Impairment charges	231	—	17,805	—
Restructuring charges	149	425	500	425
Settlement and fees of litigation matters	—	—	14,435	—
Loss on foreign exchange	3,275	1,504	2,293	7,013
Adjusted operating expenses	$91,240	$87,424	$271,784	$258,773

Reconciliation of Operating Income to Adjusted Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Operating income	$20,777	$7,855	$17,572	$9,786
Amortization of acquisition-related intangibles	1,951	2,402	6,061	7,498
Acquisition and integration charges	151	246	987	2,305
Impairment charges	231	—	17,805	—
Restructuring charges	149	425	500	425
Settlement and fees of litigation matters	—	—	14,435	—
Loss on foreign exchange	3,275	1,504	2,293	7,013
Adjusted operating income	$26,534	$12,432	$59,653	$27,027

Exhibit 99.1
Reconciliation of Net income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net income	$20,273	$7,463	$27,099	$17,826
Interest income, net	(7,688)	(7,283)	(21,720)	(22,728)
Provision for income taxes	8,142	8,191	14,876	16,714
Depreciation	12,986	12,392	38,447	36,120
Amortization	2,976	3,240	8,930	10,679
EBITDA	$36,689	$24,003	$67,632	$58,611
Impairment charges	231	—	17,805	—
Stock based compensation	11,022	10,780	31,597	32,834
Restructuring charges	149	425	500	425
Acquisition and integration charges	151	246	987	2,305
Settlement and fees of litigation matters	—	—	14,435	—
Loss on foreign exchange	3,275	1,504	2,293	7,013
Adjusted EBITDA	$51,517	$36,958	$135,249	$101,188

Reconciliation of GAAP to Non-GAAP Net Income, and GAAP to Non-GAAP Net Income per Share, Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Net income	$20,273	$7,463	$27,099	$17,826
Impairment charges	231	—	17,805	—
Amortization of acquisition-related intangibles	1,951	2,402	6,061	7,498
Restructuring charges	149	425	500	425
Acquisition and integration charges	151	246	987	2,305
Settlement and fees of litigation matters	—	—	14,435	—
Loss on foreign exchange	3,275	1,504	2,293	7,013
Certain discrete tax items	949	3,414	84	8,303
Tax impact of non-GAAP adjustments	(711)	(613)	(5,337)	(2,471)
Adjusted net income	$26,268	$14,841	$63,927	$40,899
Adjusted net earnings per diluted share	$0.61	$0.35	$1.49	$0.96
Weighted average diluted shares outstanding	42,840	42,556	42,904	42,659

Reconciliation of GAAP to Non-GAAP Effective Tax Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Tax rate	29%	52%	35%	48%
Discrete tax items	(3)%	(22)%	—%	(24)%
Net impact of non-GAAP adjustments	(3)%	(3)%	(11)%	(3)%
Adjusted tax rate	23%	27%	24%	21%